UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

PULMONX CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-39562	77-0424412
(State or Other Jurisdiction		(Commission File Number)	(IRS Employer
of Incorporation)			Identification No.)
700 Chesapeake Drive
Redwood City,	CA		94063
(Address of Principal Executive Offices)			(Zip Code)
(650)364-0400
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LUNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2021, Pulmonx Corporation held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast: (a) for or withheld with respect to the election of directors; and (b) for or against, as well as abstentions, for the ratification of the appointment of BDO USA, LLP as Pulmonx’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Broker non-votes are also reported. A more complete description of each matter is set forth in Pulmonx Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2021.

Proposal 1: The following director proposed by Pulmonx Corporation for election was elected by the following votes to serve until Pulmonx Corporation’s 2024 Annual Meeting of Stockholders or until his successor has been elected and qualified. The tabulation of votes on this matter was as follows:

	For	Withheld	Broker Non-Vote
Glendon E. French	21,885,421	1,886,746	1,425,850
Proposal 2: The appointment of BDO USA, LLP as Pulmonx Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2021, was ratified. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Vote
25,163,522	26,890	7,605	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulmonx Corporation

Dated: May 21, 2021

By:	/s/ David Lehman
David Lehman
General Counsel